EXHIBIT 99.1
Nentinact AB
556596-0001

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of Netintact AB:

We have audited the accompanying consolidated balance sheets of Netintact AB and its subsidiary as of 30 June 2006 and 30 June 2005, and the related consolidated statements of income and of cash-flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Netintact AB and its subsidiary at 30 June 2006 and 30 June 2005, and the results of their operations and their cash flows for the years then ended in conformity with Swedish GAAP.

Accounting principles generally accepted in Sweden vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 12 to the consolidated financial statements.

Falkenberg, Sweden
27 November 2006

Ohrlings PricewaterhouseCoopers AB

/s/ Christer Andersson Christer Andersson Authorised Public Accountant	/s/ Leif H Birgersson Leif H Birgersson Authorised Public Accountant

Nentinact AB
556596-0001

Consolidated Income Statements	Note	1 Jul 2005 -30 Jun 2006	1 Jul 2004 -30 Jun 2005

Net sales	2	$2,500,914	$2,321,919
Other operating income		$4,903	$6,838
		$2,505,817	$2,328,757
Operating expenses
Goods for resale		$-478,618	$-358,388
Other external expenses	3,4	$-667,528	$-654,285
Personnel costs	5	$-1,135,617	$-908,092
Depreciation and write-down of tangible and amortisation and write-down of intangible fixed assets	6	$-49,159	$-37,072
Total operating expenses		$-2,330,922	$-1,957,837

Operating income		$174,895	$370,920

Income from financial items
Interest income and similar profit/loss items		$4,731	$1,638
Interest expenses and similar profit/loss items		$-2,658	$-1,245
Total Income from financial items		$2,073	$393

Income after financial items		$176,968	$371,313

Tax on profit for the year	7	$-56,753	$-106,603
Minority share of net profit for the year		$-55,194	-
Net profit for the year		$65,021	$264,710

The accompanying notes are an integral part of these consolidated financial statements.

Nentinact AB
556596-0001

Consolidated Balance Sheets	Note	30 Jun 2006	30 Jun 2005

Assets

Fixed assets

Fixed assets

Tangible fixed assets		$163,540	$86,846
Equipment, tools, fixtures and fittings	6

Financial fixed assets
Participations in associated companies	8	-	$79,531
Total fixed assets		$163,540	$166,277

Current assets

Inventories, etc.
Goods for resale		$133,171	$101,369

Current receivables
Accounts receivable - trade		$612,979	$413,617
Receivables with Group companies		$65,169	-
Deferred tax recoverable		-	$65,235
Current income taxes recoverable		$13,892	-
Other current receivables		$2,870	$3,502
Prepaid expenses and accrued income	9	$50,786	$45,029
		$745,696	$527.383

Cash and bank balances		$214,843	$407,967
Total current assets		$1,093,710	$1,036,719
Total assets		$1,257,250	$1,202,996

The accompanying notes are an integral part of these consolidated financial statements.

Nentinact AB
556596-0001

Consolidated Balance Sheets	Note	30 Jun 2006	30 Jun 2005

Equity and liabilities

Equity	10

Restricted equity
Share capital (100,000 shares with quotient value SEK1)		$13,784	$13,784
Restricted reserves		$70,454	$72,266
Statutory reserve		$2,756	$2,756
		$86,994	$88,806

Non-restricted equity
Profit brought forward		$302,445	$46,949
Net profit for the year		$65,021	$264,710
		$367,466	$311,659
Total equity		$454,460	400,465

Minority interest		$55,194	-

Provisions
Provisions for taxes		$32,033	$44,499

Long-term liabilities
Other long-term liabilities		$34,461	$20,579

Current liabilities
Accounts payable - trade		$90,056	$56,737
Current Income tax liabilities		$45,764	$75,210
Other current liabilities		$84,351	$109,631
Accrued expenses and deferred income		$460,931	$495,875
Total current liabilities	11	$681,102	$737,453
Total equity and liabilities		$1,257,250	$1,202,996

The accompanying notes are an integral part of these consolidated financial statements.

Nentinact AB
556596-0001

Consolidated Cash Flow Statements	Note	1 Jul 2005 -30 Jun 2006	1 Jul 2004 -30 Jun 2005

Cash flow from operating activities
Operating profit/loss before financial items		$174,895	$370,920
Depreciation	6	$49,159	$37,072

Interest received		$4,455	$1,638
Interest paid		$-2,658	$-1,245
Income tax paid		$-47,363	$-44,099
		$178,763	$364,286

Increase/decrease in inventories		$-31,803	$21,384
Increase/decrease in accounts receivable		$-210,345	$-159,797
Increase/decrease in other current receivables		$-70,294	$15,577
Increase/decrease in accounts payable		$33,319	$-20,048
Increase/decrease in other current operating liabilities		$-60,224	$215,160
Cash flow from operating activities		$-160,584	$436,561

Investing activities
Investments in tangible fixed assets	6	$-80,484	$-10,758
Sales of tangible fixed assets		$574	$2,061
Investments in other financial fixed assets		-	$-79,531
Disposal/amortisation of other financial fixed assets		$79,531	-
Cash flow from investing activities		$-379	$-88,228

Financing activities
Repayment of long-term borrowings		$-32,161	$-7,369
Cash flow from financing activities		$-32,161	$-7,369

Cash flow for the year		$-193,124	$340,964
Cash and cash equivalents at beginning of the year		$407,967	$67,003
Cash and cash equivalents at year-end		$214,843	$407,967

Additional cash flow information

Interest paid		$-2,654	$-1,243

Significant non-cash transactions:
Investments in tangibles assets via leasing arrangements:		$45,966	-

The accompanying notes are an integral part of these consolidated financial statements.

Nentinact AB
556596-0001

Notes for Group

Note 1    Accounting and valuation principles

This annual report has been prepared in accordance with the Swedish Annual Accounts Act and the general advice and guidelines of the Swedish Accounting Standards Board. The Group has the possibility to follow a standard issued by the Swedish Financial Accounting Standards Council and has specifically stated where it has done so. The accounting principles remain unchanged compared with the previous year.

Consolidated accounts
The consolidated accounts include subsidiaries in which the Parent Company, either directly or indirectly, holds more than 50 percent of the votes or in any other manner exercises a controlling influence.

The Group's annual accounts have been prepared in accordance with the purchase method, which entails that the subsidiaries' equity at the time of acquisition, established as the difference between the fair value of the assets and liabilities, is eliminated in its entirety. The Group's equity includes, therefore, only that portion of the subsidiaries' equity which has arisen after the acquisition.

The parent company's foreign subsidiary is classified as an independent subsidiary, which is the reason the current method is applied to the translation of the subsidiary's annual accounts. This implies that the assets and liabilities of the foreign subsidiary are translated at the closing rate of exchange and equity using historical rates. All items included in the income statement are translated at the average exchange rate for the year. Translation differences are charged directly to the Group's equity.

Internal gains are eliminated in their entirety.

Minority interest in net earnings is reported in the consolidated income statement. Minority interest in the equity of subsidiaries is reported as a separate item in the consolidated balance sheet.

Participations in associated companies are reported in the annual accounts at acquisition cost, with deductions for any write-downs. Only those dividends received from profits accruing after the acquisition of an associated company are reported as income from associated companies.

Foreign currencies
Assets and liabilities in foreign currency are valued at the closing rate of exchange. Transactions in foreign currencies are translated at the spot rate on transaction date. Any difference between the closing rate of exchange and the spot rate is booked to the income statement.

Nentinact AB
556596-0001

Net sales
Net sales are recognized when persuasive evidence of an arrangement exists, delivery of the software and hardware or performance of the services has occurred, title and risk of loss has passed to the customer, the fee is fixed or determinable, and collection is probable. Sales of software and hardware have been recognized in conjunction with the delivery of the product to the customer in accordance with the terms of sale. Sales of support service arrangements are recognized ratably over the support service period, which normally is one year. Sales are reported at net value after VAT, discounts and exchange rate differences when sales are made in foreign currencies. Intra-group sales are eliminated in the consolidated accounts.

Other earned income is recognized as revenue as follows: Interest income: in accordance with effective yield

Income tax
Reported income tax includes tax, which shall be paid or received, regarding the current year, and adjustments concerning the previous years' current taxes and shares of associated companies' taxes.

Tax liabilities and receivables are valued according to the amount that the company deems should be paid to or received from the Swedish Tax Agency. The assessment is made according to the tax regulations and tax rates, which have been determined or that has been announced and is likely to be adopted.

The tax effects for the items reported in the income statement are also reported in the income statement. The tax effects of items that are accounted for directly against equity are also reported directly against equity.

Deferred tax assets and liabilities (provision for taxes) are recorded to recognize temporary differences between the financial reporting basis and tax reporting basis of assets and liabilities. The Company records a deferred tax asset related to future loss carry-forwards when it is probable that it can be realized in the future.

Tangible fixed assets
Tangible fixed assets are reported at acquisition cost reduced by the amount of depreciation. Expenses for improving the performance of the assets beyond their original level increase the asset's reported value. Expenses for repairs and maintenance are reported as costs.

Tangible fixed assets are depreciated systematically over their estimated useful lifetimes. If applicable, the residual value of the assets is taken into consideration when determining the amount of depreciation of the assets.

The straight-line method of depreciation is utilised for all types of material assets. The following periods of depreciation are applied:

Equipment, tools, fixtures and fittings                                                                      3-7 years

Nentinact AB
556596-0001

Write-downs
When there is an indication that the value of an asset or a group of assets has declined, an assessment is made of the reported value(s). In those cases in which the reported value exceeds the estimated recoverable amount, the reported value is immediately written down to the recoverable value.

A previous write-down of an asset is reversed when there is a change in the assumptions which formed the basis of determining the recoverable amount at the point in time of the write-down. The reversed amount increases the asset's reported value, but to a maximum of the value the assets would have had (after deductions for standard depreciation) if no write down had taken place.

Leasing agreements
Leasing agreements are accounted for in accordance with the Swedish Financial Accounting Standard Council's standard Leasing Arrangements 6:99.

Leases are classified as finance leases when the Group essentially has all the risks and rewards incidental to ownership. At the commencement of the lease term the Group records an asset and a liability equal to the present value of future minimum lease payments. The asset is depreciated over the shorter period of the lease term and its useful life.

All other leases are operating leases. Operating lease fees are expensed on a straight-line basis over the period of the lease.

Financial instruments
Financial instruments reported in the balance sheet include cash and bank balances, receivables, and accounts payable. Market values are deemed to correspond with the book value.

Accounts receivable
Accounts receivable are reported as current assets at the amounts expected to be received after deductions for individually-assessed bad debts.

Receivables
Receivables with due dates later than 12 months after balance sheet date are reported as fixed assets. Other receivables are reported as current assets. Receivables are reported in the amounts that, on the basis of individual assessment, are estimated to be received.

Inventories
Inventories are valued, using the first-in, first-out method, at the lower of acquisition cost or net realisable value on balance sheet date. Collective valuations are applied to homogeneous types of goods.

Provisions
Provisions are reported when the company has a legal or informal duty to do so as a result of past events, when it is more probable that an outflow of resources is required to settle the obligation than would have been required if payment were not made, and when it has been possible to calculate the amount in a reliable manner. Provisions for restructuring are established when a company has raised a valid expectation in those affected that it will carry out the restructuring by starting to implement a plan or announcing its main features to those affected by it.

Nentinact AB
556596-0001

Note 2    Net sales and other operating income

Net sales are mainly attributable to the Swedish market. For the subsidiary, net sales are mainly attributable to the Australian market.

Note 3    Remuneration to auditors

	1 Jul 2005	1 Jul 2004
	-30 Jun 2006	-30 Jun 2005
Hallandsrevisorn
Audit	$689	$2,757
Assignments other than audit assignment	$4,573	$5,791
Total	$5,262	$8,548

Ohrlings PricewaterhouseCoopers
Audit	$2,068	-
Assignments other than audit assignment	$1,378	-
Total	$3,446	0

Southpoint
Assignments other than audit assignment	$9,653	$13,730
Total	$9,653	$13,730

Note 4 Operating Leasing charges
	1 Jul 2005	1 Jul 2004
	-30 Jun 2006	-30 Jun 2005

Leasing charges (excluding rent for premises)	$28,071	$29,552

Payments of future minimum lease payments for the next five years are as follows:

	1 Jul 2005	1 Jul 2004
	-30 Jun 2006	-30 Jun2005
1 year <	$20,411	$28,064
Between 1-5 years	-	$20,411

Nentinact AB
556596-0001

 Note 5    Average numbers of employees, salaries, other remuneration and social security contributions

	1 Jul 2005-30 Jun 2006	1 Jul 2004-30 Jun 2005

Average number of employees

Women	2	2
Men	16	14
Total	18	16
Salaries and other remuneration amount to:
The Board and Managing Director	$397,533	$348,815
Other employees	$374,462	$253,513
Total salaries and remuneration	$771,995	$602,328

Statutory and contractual social security contributions	$204,058	$204,058
Pension costs (of which $ 55,605($ 47,447) for the Board and Managing Director)	$65,672	$58,484

Total salaries, remuneration, social security contributions and pension costs.	$1,041,712	$864,870

Members of the Board and senior management

	30 June 2006		30 June 2005
	Number on balance sheet date	of whom men	Number on balance sheet date	of whom men
Group (including subsidiaries)

Members of the Board	7	100%	7	100%
Managing Director and other senior managers	2	100%	2	100%

Nentinact AB
556596-0001

Note 6    Equipment, tools, fixtures and fittings

	30 Jun 2006	30 Jun 2005

Opening acquisition cost	$209,102	$203,312
-Purchases	$126,527	$10,758
-Sales and disposals	$-4,969	$-4,969
Closing accumulated acquisition cost	$330,660	$209,101

Opening depreciation	$-122,355	$-88,191
-Sales and disposals	$4,395	$2,908
Depreciation for the year	$-49,159	$-37,072
Closing accumulated depreciation	$-167,119	$-122,355
Closing residual value according to plan	$163,540	$86,746

Purchases include capital lease acquisitions.

Note 7    Tax on profit for the year

	1 Jul 2005	1 Jul 2004
	-30 Jun 2006	-30 Jun 2005
Current tax for the year, 28%	$-3,984	$-80,852
Deferred tax liabilities	$-52,769	$-25,751
Total	$-56,753	$-106,603

Note 8 Participations in associated companies
	Group
	30 Jun 2006	30 Jun 2005
Accumulated acquisition cost	$79,531	-
-Purchases	-	$79,531
-Sales	$-79,531	-
Closing acquisition cost	0	$79,531

The Parent company owned some stock in a Swedish and an Israeli company. The stock in the two companies was sold at fair value, which equaled acquisition cost, during the fiscal year ending June 30th, 2006.

Nentinact AB
556596-0001

Note 9    Prepaid expenses and accrued income

	30 Jun 2006	30 Jun 2005

Prepaid rent	$15,537	$10,918
Accrued interest income	$1,384	$1,174
Other items	$33,865	$32,963
Total	$50,786	$45,055

Note 10  Change in equity

	Share capital	Restricted	Non-	Total
		reserves	restricted
			reserves and
			net profit for
			the year
Opening balance, 1 July 2004	$13,784	$75,023	$46,260	$135,067
Change in translation difference attributable to existing subsidiaries	-	-	$689	$689
Net income for the year		-	$264,709	$264,709
Equity, 30 June 2005	$13,784	$75,023	$311,658	$400,465

Change in translation difference attributable to existing subsidiaries	-	$-1,812	$-9,076	$-10,888
Appropriation of profits according to resolution of extraordinary general meeting of shareholders Dividends	-	-	$-138	$-138
Net income for the year	-	-	$65,021	$65,021
Equity, 30 June 2006	$13,784	$73,211	$367,465	$454,460

Note 11  Accrued expenses and deferred income

	30 Jun 2006	30 Jun 2005
Prepaid support income	$233,133	$274,165
Accrued salary expenses	$92,192	$108,161
Accrued social security contributions	$65,023	$51,717
Other items	$70,583	$61,832
Total	$460,931	$495,875

Nentinact AB
556596-0001

Note 12   US GAAP Information

The accompanying consolidated financial statements of the Company have been prepared in accordance with Swedish GAAP. These accounting principles differ in certain material respects from US GAAP.

There are no differences that have significant effect on the consolidated net income (loss) and the shareholders' equity that affect the Company's consolidated net income (loss) for the years ended and consolidated shareholders' equity as of June 30, 2005 and 2006.

Below is a discussion presenting the principal differences between Swedish GAAP and US GAAP that are significant to the Company's consolidated financial statements.

Consolidated net income	2006	2005

Net profit for the year according to Swedish GAAP	$64,872	$264,272
Adjustments before taxes:	-	-
Taxes on above adjustments	-	-
Net income according to US GAAP	$64,872	$264,272

Equity	2006	2005

Total equity according to Swedish GAAP	$453,710	$399,803
Adjustments before taxes:	-	-
Taxes on above adjustments	-	-
Total equity according to US GAAP	$453,710	$399,803

Supplementary US GAAP Information

Taxes

Under US GAAP, Netintact records deferred taxes on temporary differences between the book and tax basis of assets and liabilities as well as operating losses carry forwards.

Under US GAAP a deferred tax asset is recognized only on the extent that it is more likely than not that future taxable profits will be available against with the asset can be utilized. Deferred tax asset is then reduced by a valuation if it is more likely than not that some portion or all, of the deferred tax asset will not be realized. There is no significant difference between U.S and Swedish accounting principles regarding deferred tax accounting.

Pensions

Netintact's pension commitments are defined contribution plans in which regular payments are made to independent authorities or bodies that administer pension plans.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses recognized during the reporting periods. The actual future outcomes could differ from those estimates.

Recently issued accounting standards

Swedish GAAP

There are at present no recently issued accounting standards under Swedish GAAP.

US GAAP

The following are expected effects of new US GAAP accounting pronouncements.

In December 2004 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123(R)"). SFAS No. 123(R) requires compensation cost relating to unvested share-based payment transactions that are outstanding as of the effective date and newly issued transactions to be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123(R) supersedes SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("Opinion 25"). Public entities will be required to apply SFAS No. 123(R) as of the first annual reporting period that begins after June 15, 2005, which is effective with the Company's first quarter of fiscal 2007. The standard does not currently have any impact on the Company's Consolidated Financial Statements, since the Company does not have any share-based plans.

In February 2006, the FASB issued SFAS No. 155 Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. We do not believe that SFAS No. 155 will not have any impact on our Consolidated Financial Statements.

In March 2006, FASB issued SFAS No. 156 Accounting for Servicing of Financial Assets— an amendment of FASB Statement No. 140. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. We do not believe that SFAS No. 155 will have any impact on our Consolidated Financial Statements

Nentinact AB
556596-0001

In May 2005, the FASB issued SFAS No 154, Accounting Changes and Error Corrections— A replacement of APB Opinion No 20 and FASB Statement No. 30 (SFAS 154). SFAS 154 changes the requirement for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. The provisions in SFAS 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15,2005, which is effective with the Company's first quarter of fiscal 2007. We do not believe that, upon adoption, SFAS No. 154 will have a material impact on our Consolidated Financial Statements, however, after adoption, if a change in accounting principle is made, SFAS no. 154 could have a material impact on our Consolidated Financial Statements.

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with Statement 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for financial statement recognition, measurement and disclosure of tax positions that a company has taken or expects to be take on a tax return. Additionally, Interpretation 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and transition. Interpretation 48 is effective for fiscal years beginning after December 15,2006, with early adoption permitted. The Company is currently evaluating whether the adoption of Interpretation 48 will have a material effect on its consolidated results of operations and financial condition.

In September 2006, FASB issued SFAS No. 157 Fair Value Measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15,2007. The Company will evaluate whether the adoption of SFAS No. 157 will have a material effect on its consolidated results of operations and financial condition.

In September 2006, FASB issued SFAS No. 158 Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R). An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15,2006. The Company does not currently have a defined benefit plan. The Company will evaluate the provisions of the standard, but do not anticipate that it will have any effect on its consolidated results of operations and financial condition.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (SAB 108). SAB 108 addresses how the effects of prior year uncorrected misstatements should be considered whenquantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The guidance is applicable for fiscal years ending after November 15, 2006. The Company does not believe the adoption of SAB 108 will have a material impact on its financial position or results of operations.

Nentinact AB
556596-0001

Varberg, 27 November 2006

/s/ Sven-Erik Nowicki	/s/ Jon Linden
Sven-Erik Nowicki	Jon Linden
Managing Director

/s/ Douglas J Glader	/s/ Tom H Williams
Douglas J Glader	Tom H Williams
Chairman of the board